Exhibit 10.1
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
          This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated as of December 22, 2008, among M.D.C. HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Lenders that are identified on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
RECITALS
          WHEREAS, the Borrower, the Lenders identified on the signature pages hereto, certain other Lenders and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of March 22, 2006 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated October 24, 2007 and Second Amendment to Second Amended and Restated Credit Agreement dated January 24, 2008 and as it may be amended, renewed and restated from time to time, the “Credit Agreement”) (all capitalized terms not defined herein shall have the meanings given such terms in the Credit Agreement);
          WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement for the purposes hereinafter set forth;
          NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:
     1. Aggregate Commitment. Effective as of the Amendment Effective Date (as hereinafter defined), the Aggregate Commitment is hereby reduced, on a pro rata basis among the Lenders, to $800,000,000 and Schedule 2 of the Credit Agreement is amended and restated in its entirety and replaced by Schedule 2 attached hereto.
     2. Definitions.
     (a) Effective as of the Amendment Effective Date (defined below), the following definitions are added to Article I of the Credit Agreement:
     “Adjusted Cash Flow from Operations” means, for any period of four consecutive fiscal quarters of the Borrower ending on any date of determination, without duplication, the sum of (a) the cash generated by (or used in) operating activities, as calculated on the quarterly financial statements for the Borrower and the Guarantors (specifically excluding the Non-Guarantor Subsidiaries), on a consolidated basis for such period, as determined in accordance with Agreement Accounting Principles, such amount being reflected in the line item designated “Net cash (used in) provided by operating activities” on the Borrower’s quarterly financial statements, plus (b) Consolidated Interest Incurred.
     “Applicable ABR Margin” means, at any date of determination, the margin indicated in Section 2.11 as the “Applicable ABR Margin.”

     “Borrowing Base Availability” means, at any time, the amount (if any) by which the Borrowing Base exceeds Consolidated Senior Debt Borrowings.
     “Cash Flow/Liquidity Test” is defined in Section 9.6.
     “Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Facility Letters of Credit or Swing Line Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, an Issuing Bank, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility Letters of Credit and Swing Line Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Interest Coverage Ratio” is defined in Section 9.2(b).
     (b) Effective as of the Amendment Effective Date, the following definitions in Article I of the Credit Agreement are hereby amended and restated in their entirety as follows:
     “ABR Advance” means an Advance which bears interest at the Alternate Base Rate plus the Applicable ABR Margin.
     “ABR Loan” means a Loan which bears interest at the Alternate Base Rate plus the Applicable ABR Margin.
     “Aggregate Commitment” means the aggregate of the Commitments of all Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of December 22, 2008, the Aggregate Commitment is $800,000,000.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates

Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
     “Base LIBO Rate” means, with respect to any LIBOR Advance for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) providing rate quotations comparable to those currently provided on such page of such page, as determined by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Base LIBO Rate” with respect to such LIBOR Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Borrowing Base” means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum (without duplication) of the following assets of Borrower and each Guarantor (but only to the extent that such assets are not subject to any Liens other than Permitted Liens):
(i) Unrestricted Cash in excess of $50,000,000, minus the amount by which (a) the sum of (1) the outstanding balance of all Loans and (2) the aggregate amounts paid by Issuing Banks on any Facility Letters of Credit that have not been reimbursed by or on behalf of Borrower exceeds (b) the amount of cash collateral deposited by Borrower pursuant to Section 2.24 then held by Administrative Agent, provided, however, that the amount determined under this clause (i) shall not be less than zero (0);
(ii) the Receivables, multiplied by ninety percent (90%); plus
(iii) the book value of Presold Units, multiplied by ninety percent (90%); plus
(iv) the book value of Spec Units (other than such Spec Units, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 9.5), multiplied by eighty percent (80%); plus
(v) the book value of Model Units, multiplied by eighty percent (80%); plus
(vi) the book value of Finished Lots (other than such Finished Lots, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 9.4), multiplied by seventy percent (70%); plus

(vii) the book value of Land Under Development (other than such Land Under Development, if any, as is excluded from the Borrowing Base pursuant to the provisions of Section 9.4), multiplied by fifty percent (50%); plus
(viii) the book value of Entitled Land (other than such Entitled Land, if any, as is excluded from the Borrowing Base pursuant to the provisions of Section 9.4), multiplied by thirty percent (30%);
provided, however, that the aggregate (without duplication) of the amounts calculated pursuant to clauses (vi), (vii) and (viii) shall not exceed at any time forty percent (40%) of the Borrowing Base.
“Cash Equivalents” means:
(a) U.S. Treasury bills and notes;
(b) GNMA securities;
(c) debt, securities and obligations either issued by or insured by agencies of the United States of America;
(d) commercial paper rated either “A1” or better by S&P or “P1” by Moody’s;
(e) Dutch Auction Preferred Stocks (DAP) rated either “AA” or better by S&P or “Aa2” or better by Moody’s;
(f) certificates of deposit and time deposits issued by (i) any Lender (other than a Defaulting Lender) or affiliate thereof or (ii) commercial banks, savings banks or savings and loan associations whose short-term debt is rated either “A1” or better by S&P or “P1” or better by Moody’s, or if such an institution is a subsidiary whose short-term debt is unrated, then its parent corporation must have such a rating;
(g) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit or time deposits;
(h) deposits in institutions having the same qualifications required for investments in certificates of deposit or time deposits;
(i) repurchase agreements collateralized by any of the items identified in clauses (a) through (h) above; and
(j) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through (i) through brokerage firms deemed acceptable by Borrower’s management.
     “Financial Covenant Test” means each of the Consolidated Tangible Net Worth Test, the Leverage Test and Cash Flow/Liquidity Test. Neither the covenant set forth in

Section 9.3 nor the Land-Owned Test or Spec Unit Inventory Test shall constitute a Financial Covenant Test.
     “Leverage Ratio” means at any date, the ratio (expressed as a percentage) of (i) (A) Consolidated Indebtedness less (B) Unrestricted Cash of the Borrower and the Guarantors in excess of $50,000,000 but not to exceed $500,000,000 to (ii) (A) the sum of Consolidated Indebtedness and Adjusted Consolidated Tangible Net Worth less (B) Unrestricted Cash of the Borrower and the Guarantors in excess of $50,000,000 but not to exceed $500,000,000. For avoidance of doubt, the foregoing definition of “Leverage Ratio” applies wherever the term is used in this Agreement, including without limitation Section 2.11 and Section 9.2.
     “Permitted Leverage Ratio” means either 55% or 50%, as determined from time to time as provided in Section 9.2. The Permitted Leverage Ratio as of December 31, 2008 shall be 50% and shall be subject to adjustment from time to time thereafter as provided in Section 9.2.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     (c) Effective as of the Amendment Effective Date, the following defined terms are deleted from Article I of the Credit Agreement: “Assessment Rate”; “Base CD Rate”; and “Three-Month Secondary CD Rate.”
     3. Increases in Aggregate Commitment. Effective as of the Amendment Effective Date, clause (C) of Section 2.5(d)(i) is amended and restated in its entirety as follows:
     (C) the Aggregate Commitment shall not exceed $1,300,000,000.
     4. Changes in Interest Rate. Effective as of the Amendment Effective Date, Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     2.10 Changes in Interest Rate, etc. Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into an ABR Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base

Rate for such day, plus the Applicable ABR Margin. Changes in the rate of interest on any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternate Base Rate (and will also take effect upon any change in the Applicable ABR Margin in accordance with Section 2.11). Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance. No Interest Period may end after the Facility Termination Date.
     5. Pricing. Effective as of the Amendment Effective Date, Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     2.11 Determination of Applicable LIBOR Rate Margin, Applicable ABR Margin and Applicable Unused Commitment Rate.
     (a) Pricing Grid. The Applicable LIBOR Rate Margin, the Applicable ABR Margin and the Applicable Unused Commitment Rate shall be determined by reference to (i) the Rating and (ii) the Leverage Ratio in accordance with the following table:

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Rating	BBB+/Baa1 or above	BBB/Baa2	BBB-/Baa3	BB+/Ba1	BB/Ba2 or below or no rating
Leverage Ratio	Less than or equal to 30%	Greater than 30% and less than or equal to 40%	Greater than 40% and less than or equal to 50%	Greater than 50%	Greater than 50%
Applicable LIBOR Rate Margin/Applicable Letter of Credit Rate	1.25%	1.50%	1.75%	2.00%	2.25%
Applicable ABR Margin	0.25%	0.50%	0.75%	1.00%	1.25%
Applicable Unused Commitment Rate	0.225%	0.25%	0.275%	0.35%	0.40%

     In the event of a difference of one level between (x) the Leverage Ratio and (y) the Rating, the lower pricing shall apply (for purposes of clarification, at any time that the Rating is at Level V and the Leverage Ratio is greater than 50%, Level V pricing shall apply); if the difference is more than one level, the level that is one level lower than the higher pricing shall apply. Level II is the pricing level in effect as of December 22, 2008.
     (b) Adjustment. The Applicable Unused Commitment Rate and Applicable ABR Margin shall be adjusted, as applicable from time to time, effective on (i) the first Business Day after any change in the Rating or (ii) the fifth (5th) Business Day following the delivery by Borrower, pursuant to Section 7.1(i) or (ii), of annual or quarterly financial statements evidencing a change in the Leverage Ratio. The Applicable LIBOR Rate Margin in respect of any LIBOR Advance shall be adjusted, as applicable from time to time, effective on the first day of the Interest Period for any LIBOR Advance after (i) any change in the Rating or (ii) the fifth (5th) Business Day following the delivery by Borrower, pursuant to Section 7.1(i) or (ii), of annual or quarterly financial statements evidencing a change in the Leverage Ratio. In the event that any such financial statement is shown to be inaccurate (regardless of whether this Agreement is in effect or any Loans or Commitments are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable LIBOR Rate Margin (and Applicable Letter of Credit Rate), Applicable ABR Margin and Applicable Unused Commitment Rate for any period (an “Applicable Period”) than the Applicable LIBOR Rate Margin (and Applicable Letter of Credit Rate), Applicable ABR Margin and Applicable Unused Commitment Rate actually applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a correct certificate and financial statements under Section 7.1 for such Applicable Period, (B) the Applicable LIBOR Rate Margin (and Applicable Letter of Credit Rate), Applicable ABR Margin and Applicable Unused Commitment Rate shall be determined at such higher Applicable LIBOR Rate Margin (and Applicable Letter of Credit Rate), Applicable ABR Margin and Applicable Unused Commitment Rate for such Applicable Period, and (C) the Borrower shall immediately pay to the Administrative Agent (for the ratable benefit of the Lenders) the accrued additional interest and additional fees owing as a result of such higher Applicable LIBOR Rate Margin (and Applicable Letter of Credit Rate), Applicable ABR Margin and Applicable Unused Commitment Rate.
     6. Interest Upon Event of Default. Effective as of the Amendment Effective Date, the last sentence of Section 2.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.2 requiring unanimous consent of Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each ABR Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable ABR Margin plus 2% per annum.
     7. Interest on Swing Line Loans. Effective as of the Amendment Effective Date, Section 2.19(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     (b) Interest. Swing Line Advances shall bear interest at the Alternate Base Rate, plus the Applicable ABR Margin.
     8. Defaulting Lender. Effective as of the Amendment Effective Date, the following new Section 2.24 is hereby added to the Credit Agreement:

     Section 2.24 Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) if any Swing Line Loan is outstanding or Facility LC Obligations exist at the time a Lender is a Defaulting Lender, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (i) prepay such Swing Line Loan or cash collateralize the Defaulting Lender’s ratable share of such Swing Line Loan on terms satisfactory to the Swing Line Lender and (ii) cash collateralize such Defaulting Lender’s ratable share of the Facility LC Obligations in accordance with Section 4.10 for so long as any Facility LC Obligations are outstanding; and
     (b) the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend or increase any Facility LC unless cash collateral has been provided by the Borrower in accordance with Section 2.24(a).
     9. Letters of Credit. (a) Effective as of the Amendment Effective Date, Section 4.2(ii) of the Credit Agreement is amended by deleting the reference to “$500,000,000” and inserting in lieu thereof “$300,000,000.”
     (b) Effective as of the Amendment Effective Date, Section 4.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     4.10 Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the ratable benefit of the Lenders (the “Facility LC Collateral Account”), the Collateral Shortfall Amount from time to time required pursuant to Section 11.1. Without limitation of the foregoing, if and when required pursuant to Section 2.24, Borrower shall deposit in the Facility LC Collateral Account, the amount of the Defaulting Lender’s ratable share of the Facility LC Obligations. Any deposit in the Facility LC Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Facility LC Collateral Account. Borrower hereby pledges, assigns and grants to Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in and to the Facility LC Collateral Account and all funds that may from time to time be on deposit in the Facility LC Collateral Account to secure the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents. Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of the Lender acting as Administrative Agent and having a maturity not exceeding 30 days. Interest on such investment shall accumulate in such Facility LC Collateral Account. Moneys in such Facility LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for any draws on Facility Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower with respect to the Facility LC Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders whose ratable share of Facility LC Obligations represents greater than 66-2/3% of the total Facility LC Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be promptly returned to the Borrower upon written request after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral pursuant to Section 2.24, such amount (to the extent not applied as aforesaid) shall, upon written request, be promptly returned to the Borrower from time to time to the extent the amount deposited shall exceed the Defaulting Lender’s ratable share of the Facility LC Obligations or if such Lender shall cease to be a Defaulting Lender.
     10. Financial Reporting. Effective as of the Amendment Effective Date, Section 7.1(viii) of the Credit Agreement is hereby amended and replaced in its entirety as follows:
     (viii) Within sixty (60) days after the end of each of the first three quarterly periods, and within one hundred (100) days after the end, of each fiscal year, a certificate of an Authorized Officer of Borrower as to Borrower’s compliance with the Financial Covenant Tests and (without regard to whether compliance is required under Sections 9.4, 9.5 and 9.6) the Land-Owned Test, the Spec Unit Inventory Test and Cash Flow/Liquidity Test in the form of Exhibit F hereto.
     11. Consolidated Tangible Net Worth Test. Effective as of the Amendment Effective Date, Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     9.1 Consolidated Tangible Net Worth Test. Consolidated Tangible Net Worth shall not be less than (i) $850,000,000 plus (ii) fifty percent (50%) of consolidated net income of Borrower and the Guarantors earned after September 30, 2008 (excluding any quarter in which there is a loss but applying consolidated net income of Borrower and the Guarantors thereafter first to such loss before determining fifty percent (50%) of such amount for purposes of this calculation) plus (iii) fifty percent (50%) of the net proceeds or other consideration received by Borrower for capital stock issued by Borrower after September 30, 2008, minus (iv) the lesser of (A) the aggregate amount paid by Borrower after September 30, 2008 to repurchase its common stock and (B) $300,000,000, (the foregoing covenant, as adjusted as provided in the next succeeding sentence, is herein referred to as the “Consolidated Tangible Net Worth Test”). Notwithstanding the foregoing, in the event that Borrower shall at any time engage in an Acquisition for a purchase price equaling or exceeding $100,000,000, Borrower may irrevocably elect, by notice to the Administrative Agent given prior to the last day of the fiscal quarter in which such Acquisition occurs, to adjust minimum Consolidated Tangible Net Worth for the Consolidated Tangible Net Worth Test to the following amount: (i) 80% of the Consolidated Tangible Net Worth immediately following the closing of such Acquisition, plus (ii) an amount equal to 50% of the consolidated net income of Borrower and Guarantors earned after the closing of such Acquisition (excluding any quarter in which there is a loss but applying net income thereafter first to such loss before determining

50% of such amount for purposes of this calculation), plus (iii) 50% of the net proceeds or other consideration received by Borrower for any capital stock issued after the closing of such Acquisition, minus (iv) the lesser of (A) the aggregate amount paid by Borrower after the closing of such Acquisition to repurchase its common stock and (B) the amount (but not less than zero) obtained by subtracting from $300,000,000 the aggregate amount (if any) paid by Borrower to repurchase its common stock after September 30, 2008 and prior to such Acquisition. Borrower may make the election under the preceding sentence only if it makes the corresponding election under Section 9.3 at the same time. Borrower’s compliance with the Consolidated Tangible Net Worth Test shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1. Borrower’s failure to satisfy the Consolidated Tangible Net Worth Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, that if Borrower fails to satisfy the Consolidated Tangible Net Worth Test at the end of any fiscal quarter, then the Term Out Period shall commence on the first day following such fiscal quarter as provided in Section 2.22.
     12. Leverage Ratio. Effective as of the Amendment Effective Date, Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     9.2 Leverage Test; Interest Coverage Test.
     (a) Leverage Test. The Leverage Ratio shall not exceed the then applicable Permitted Leverage Ratio (the “Leverage Test”).
     (b) Interest Coverage Test; Decrease of Permitted Leverage Ratio. If at any time at which the Permitted Leverage Ratio is 55% Borrower shall fail to maintain, for two (2) consecutive fiscal quarters, a ratio (the “Interest Coverage Ratio”), determined as of the last day of each fiscal quarter for the four-quarter period ending on such day, of (i) EBITDA for such period to (ii) Consolidated Interest Incurred for such period, of at least 2.00 to 1.0 (the “Interest Coverage Test”), then the Permitted Leverage Ratio for the same fiscal quarter with respect to which Borrower shall have so failed the Interest Coverage Test (i.e., the second of such two (2) consecutive fiscal quarters, which quarter is herein referred to as the “Coverage Test Failure Quarter”), shall be decreased to 50%. In no event shall the Permitted Leverage Ratio be less than 50%.
     (c) Increase of Permitted Leverage Ratio. If at any time at which the Permitted Leverage Ratio is 50% Borrower shall satisfy the Interest Coverage Test (which for purposes of this Section 9.2(c) shall be deemed satisfied only if, on the same day on which Borrower satisfies the Interest Coverage Test, Borrower is also in compliance with the Leverage Test), then the Permitted Leverage Ratio, effective as of the fiscal quarter immediately following the fiscal quarter with respect to which Borrower shall have so satisfied the Interest Coverage Test, shall be increased to 55%. In no event shall the Permitted Leverage Ratio exceed 55%.
     (d) Effectiveness of Change in Permitted Leverage Ratio. The decrease of the Permitted Leverage Ratio from 55% to 50% provided for in Section 9.2(b) shall be effective as of the Coverage Test Failure Quarter as provided in Section 9.2(b), and the Permitted Leverage Ratio of 50% shall remain in effect thereafter unless and until increased to 55% as provided in Section 9.2(c). Any increase in the Permitted Leverage Ratio from 50% to 55% shall be effective as of the fiscal quarter next succeeding the fiscal quarter in which Borrower satisfies the Interest Coverage Test as provided in Section 9.2(c), and the Permitted Leverage Ratio of 55% shall remain in effect thereafter unless and until decreased to 50% as provided in Section 9.2(b).
     (e) Measure of Compliance. Borrower’s satisfaction of the Interest Coverage Test shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1. A failure to satisfy the Leverage Test or the Interest Coverage Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, if Borrower fails to satisfy the Leverage Test for two (2) consecutive fiscal quarters (the first of which may be the Coverage Test Failure Quarter), then the Term Out Period shall commence on the day following such fiscal quarter as provided in Section 2.22.
     13. Consolidated Tangible Net Worth Floor. Effective as of the Amendment Effective Date, Section 9.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     9.3 Consolidated Tangible Net Worth Floor. Consolidated Tangible Net Worth shall not be less than (i) $650,000,000, plus (ii) an amount equal to 50% of the quarterly consolidated net income of Borrower and Guarantors earned after September 30, 2008 (excluding any quarter in which there is a loss but applying consolidated net income thereafter first to such loss before determining 50% of such amount for purposes of this calculation), plus (iii) 50% of the net proceeds or other consideration received by Borrower for any capital stock issued after September 30, 2008. Notwithstanding the foregoing, in the event that Borrower shall at any time engage in an Acquisition for a purchase price equaling or exceeding $100,000,000, Borrower may irrevocably elect, by notice to the Administrative Agent given prior to the last day of the fiscal quarter in which such Acquisition occurs, to adjust the minimum Consolidated Tangible Net Worth for this covenant to the following amount: (i) 50% of Consolidated Tangible Net Worth immediately following the closing of such Acquisition, (ii) an amount equal to 50% of the consolidated net income of Borrower and Guarantors earned after the closing of such Acquisition (excluding any quarter in which there is a loss but applying net income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) and (iii) 50% of the net proceeds or other consideration received by Borrower for any capital stock issued after the closing of such Acquisition. Borrower may make the election under the preceding sentence only if it makes the corresponding election under Section 9.1 at the same time. Borrower’s compliance with the foregoing covenant shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1.
     14. Cash Flow/Liquidity Test. Effective as of the Amendment Effective Date, the following new Section 9.6 is hereby added to the Credit Agreement:

     9.6 Cash Flow/Liquidity Test. If the Borrower shall fail to maintain for any fiscal quarter ending on and after December 31, 2008 an Interest Coverage Ratio equal to or greater than 1.50 to 1.00 for the period of four consecutive fiscal quarters then ended, then as of the end of such fiscal quarter and as of the end of all fiscal quarters thereafter until the Interest Coverage Ratio is greater than or equal to 1.50 to 1.00, the Borrower shall either maintain (i) a ratio of (A) Adjusted Cash Flow from Operations to (B) Consolidated Interest Incurred of greater than or equal to 1.50 to 1.00 or (ii) a sum of (x) Borrowing Base Availability plus (y) Unrestricted Cash, to the extent such Unrestricted Cash is not included in calculating Borrowing Base Availability, less (z) principal payments due on Consolidated Indebtedness within the next succeeding four fiscal quarters, equal to or greater than $500,000,000 (the “Cash Flow/Liquidity Test”). Borrower’s compliance with the Cash Flow/Liquidity Test shall be measured on a quarterly basis, based on the financial statements delivered to Administrative Agent pursuant to Section 7.1. Borrower’s failure to satisfy the Cash Flow/Liquidity Test shall not constitute an Event of Default or an Unmatured Event of Default; provided, however, that if Borrower fails to satisfy the Cash Flow/Liquidity Test at the end of any fiscal quarter, then the Term Out Period shall commence on the first day following such fiscal quarter as provided in Section 2.22.
     15. Remedies. Effective as of the Amendment Effective Date, Section 11.1(d) of the Credit Agreement is hereby deleted.
     16. Compliance Certificate. The form of Compliance Certificate attached as Exhibit F to the Credit Agreement is hereby amended (a) to conform to the changes in Sections 9.1, 9.2 and 9.3 provided for above and (b) to incorporate compliance with the Cash Flow/Liquidity Test.
     17. Conditions Precedent. This Amendment shall be effective as of the date (“Amendment Effective Date”) upon which the following conditions are satisfied:
     (a) The Administrative Agent shall have received from the Borrower and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.
     (b) The Administrative Agent shall have received from the Guarantors the Consent and Agreement of Guarantors substantially in the form attached hereto as Exhibit A.
     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Credit Agreement or this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
          The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

     18. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof:
     (a) The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects.
     (b) There exists no Event of Default or Unmatured Event of Default.
     19. Release. In consideration of this Amendment, Borrower hereby fully and unconditionally releases and forever discharges Administrative Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on their behalf (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities pertaining to or arising out of the Credit Agreement, from the beginning of the world to the Amendment Effective Date, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Borrower has, had, claims to have or to have had or hereafter claims to have or have had against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the Amendment Effective Date, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the Amendment Effective Date, including the administration or enforcement of the Credit Agreement (collectively, all of the foregoing are the “Claims”). Borrower represents and warrants that it has no knowledge of any Claim against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by it against the Released Parties which is not released hereby, and Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims by or on behalf of Borrower. The inclusion of a release provision in this Amendment shall not give rise to any inference that but for such release, any Claim otherwise would exist.
     20. Ratification. The Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified and remain in full force and effect.
     21. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.
     22. Choice of Law. This Amendment and the other Loan Documents shall be construed in accordance with the internal laws (but without regard to the conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law ) of the State of New York, but giving effect to federal laws applicable to national banks.

          IN WITNESS WHEREOF, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed as of the date first above written.

Borrower: M.D.C. HOLDINGS, INC.
By:	/s/ Christopher M. Anderson
	Name:	Christopher M. Anderson
	Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT WITH M.D.C. HOLDINGS, INC.

Lenders: JPMORGAN CHASE BANK, N.A., As Lender and Administrative Agent
By:	/s/ Vanessa Chiu
	Name:	Vanessa Chiu
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Nathan R. Rantala
	Name:	Nathan R. Rantala
	Title:	Director

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITICORP NORTH AMERICA, INC.
By:	/s/ Marni McManus
	Name:	Marni McManus
	Title:	Director

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND plc
By:	/s/ Scott MacVicar
	Name:	Scott MacVicar
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK
By:	/s/ W. John Wendler
	Name:	W. John Wendler
	Title:	Senior Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Sandra A. Sauer
	Name:	Sandra A. Sauer
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.
By:	/s/ Eyal Namordi
	Name:	Eyal Namordi
	Title:	Senior Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTY BANK
By:	/s/ Dan Killian
	Name:	Dan Killian
	Title:	Sr. Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
JPMorgan Chase Bank, N.A. is the purchaser of the Commitment and Loans under the Credit Agreement referenced above from the Federal Deposit Insurance Corporation acting as receiver for Washington Mutual Bank, formerly known as Washington Mutual Bank, F.A. and is the successor owner of the Commitment and Loans.

JPMORGAN CHASE BANK, N.A.
By:	/s/ Gary Handcox
	Name:	Gary Handcox
	Title:	Senior Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BNP PARIBAS
By:	/s/ Curt Price
	Name:	Curt Price
	Title:	Managing Director

By:	/s/ Andy Strait
	Name:	Andy Strait
	Title:	Managing Director

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CALIFORNIA BANK & TRUST
By:	/s/ Paul H. Bodek
	Name:	Paul H. Bodek
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK
By:	/s/ Adam Sheets
	Name:	Adam Sheets
	Title:	Assistant Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

REGIONS BANK
By:	/s/ Daniel McClurkin
	Name:	Daniel McClurkin
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF THE WEST, a California banking corporation
By:	/s/ Jan Manista
	Name:	Jan Manista
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CALYON NEW YORK BRANCH
By:	/s/ Robert Smith
	Name:	Robert Smith
	Title:	Managing Director

By:	/s/ David Cagle
	Name:	David Cagle
	Title:	Managing Director

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Candice King
	Name:	Candice King
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Noel P. Purcell
	Name:	Noel P. Purcell
	Title:	Authorized Signatory

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

NATIXIS
By:	/s/ Natalie Trojan
	Name:	Natalie Trojan
	Title:	Director

By:	/s/ Timothée Delpont
	Name:	Timothée Delpont
	Title:	Associate

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Douglas G. Paul
	Name:	Douglas G. Paul
	Title:	Senior Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

RBC BANK (USA)
By:	/s/ Traniece Peterson
	Name:	Traniece Peterson
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITY NATIONAL BANK
By:	/s/ Xavier Barrera
	Name:	Xavier Barrera
	Title:	Vice President

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK
By:	/s/ Larry A. Olsen
	Name:	Larry A. Olsen
	Title:	EVP

SIGNATURE PAGE TO M.D.C. HOLDINGS, INC.
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK
By:	/s/ Garland Robeson
	Name:	Garland Robeson
	Title:	Assistant Vice President

Exhibit A to Amendment
CONSENT AND AGREEMENT OF GUARANTORS
     THIS CONSENT AND AGREEMENT OF GUARANTORS (“Consent”) is executed and delivered as of December 22, 2008, by the undersigned (the “Guarantors”), in favor of the “Lenders” under that certain Second Amended and Restated Credit Agreement dated March 22, 2006, among M.D.C. Holdings, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent. Such Second Amended and Restated Credit Agreement, as it has been and may be amended, modified or supplemented from time to time, is hereinafter referred to as the “Credit Agreement.” Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
WITNESSETH:
     WHEREAS, the Guarantors have executed and delivered a Second Amended and Restated Guaranty dated March 22, 2006 in favor of the Lenders under the Credit Agreement (the “Guaranty”); and
     WHEREAS, the Borrower, the Administrative Agent and the Required Lenders have entered into that certain Third Amendment to Second Amended and Restated Credit Agreement of even date herewith amending the Credit Agreement (the “Amendment”); and
     WHEREAS, it is a condition to the Amendment that the Guarantors shall have executed this Consent;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that the Guaranty continues in full force and effect with respect to the undersigned Guarantors and further confirm that the representations and warranties of Guarantors under the Guaranty are true and correct in all material respects as of the date hereof.

     IN WITNESS WHEREOF, this Consent has been duly executed by the Guarantors as of the day and year first set forth above.
[Guarantors]